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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of United Auto Group, Inc. on Form S-4 of our report dated February 4, 2002 (except for Note 14, as to which the date is April 29, 2002), appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such prospectus.

/s/ DELOITTE & TOUCHE LLP

New York, New York
May 2, 2002